Exhibit 11.1



     STATEMENT REGARDING COMPUTATIONS OF EARNINGS PER SHARE



Year ended December 31, 1994:
----------------------------
   Net earnings ......................                 $  344,708
                                                       ==========
   Average number of
     common shares outstanding .......  3,415,262
                                        =========
   Net earnings per share ............                      $ .10
                                                            =====

Year ended December 31, 1993:
----------------------------
   Earnings before cumulative
     effects of changes in
     accounting principles ...........                 $6,164,949

   Cumulative effect of changes in
     accounting for postretirement
     and postemployment benefits .....                 (1,604,000)
                                                       ----------
   Net earnings ......................                 $4,560,949
                                                       ==========


   Average number of
     common shares outstanding .......  3,408,604
                                        =========
   Earnings per share:

     Before cumulative effects
     of changes in accounting
     principles.......................                      $1.81

     Cumulative effect of changes in
     accounting for postretirement
     and postemployment benefits .....                       (.47)
                                                            -----
     Net earnings per share ..........                      $1.34
                                                            =====

Year ended December 31, 1992:
----------------------------
   Net earnings ......................                 $5,935,700
                                                       ==========
   Average number of
     common shares outstanding .......  3,399,144
                                        =========
   Net earnings per share ............                      $1.75
                                                            =====